Exhibit 10.11

ASP HHI HOLDINGS, INC.

STOCK OPTION PLAN

1.	Purposes.

The Stock Option Plan (the “Plan”) of ASP HHI Holdings, Inc. (the “Company”), adopted by the Board of Directors of the Company (the “Board”) on December 6, 2012 is intended to further the growth, development and financial success of the Company by providing incentives to those officers, key employees and key non-employees of the Company and its subsidiaries who have the capacity to contribute in substantial measure toward the growth and profitability of the Company and to assist the Company in attracting and retaining employees and directors with ability to make such contributions.

2.	Definitions.

As used in this Agreement, the following terms have the meanings set forth below:

“Affiliate,” when used with reference to any Person, shall mean any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified. “Affiliates” of the AS Persons shall not include entities conducting an active trade or business or their parent entities.

“AS Persons” shall mean (i) ASP HHI Investco LP (“ASP Investco”) and/or (ii) any other general or limited partnership, corporation or limited liability company having as a general partner, controlling equity holder or managing member (whether directly or indirectly) a Person who is a member of American Securities LLC or an Affiliate of any such Person.

“Cause” shall mean that:

(i) the Optionee has committed a deliberate and premeditated act against the interests of the Company including, without limitation: an act of fraud, embezzlement, misappropriation or breach of fiduciary duty against the Company, including, but not limited to, the offer, payment, solicitation or acceptance of any unlawful bribe or kickback with respect to the Company’s business; or

(ii) the Optionee has been convicted by a court of competent jurisdiction of, or pleaded guilty or nolo contendere to, any felony or any crime involving moral turpitude; or

(iii) the Optionee has failed to perform or neglected the material duties incident to his employment or other engagement with the Company on a regular basis, and such refusal or failure shall have continued for a period of twenty (20) days after written notice to the Optionee specifying such refusal or failure in reasonable detail; or

(iv) the Optionee has been chronically absent from work (excluding vacations, illnesses, Disability or leaves of absence approved by the Board); or

(v) the Optionee has refused, after explicit written notice, to obey any lawful resolution of or direction by the Board which is consistent with the duties incident to his employment or other engagement with the Company and such refusal continues for more than twenty (20) days after written notice is given to the Optionee;

(vi) the Optionee has materially breached any of the terms contained in any employment agreement, non-competition agreement, confidentiality agreement or similar type of agreement to which such Optionee is a party; or

(vii) the Optionee has engaged in (x) the unlawful use (including being under the influence) or possession of illegal drugs on the Company’s premises or (y) habitual drunkenness.

Any voluntary termination of employment or other engagement by the Optionee in anticipation of an involuntary termination of the Optionee’s employment for Cause shall be deemed to be a termination for “Cause.” In the event that an Optionee is party to an employment, severance or similar agreement with the Company or any of its Affiliates and such agreement contains a definition of “Cause,” the definition of “Cause” set forth above shall be deemed replaced and superseded, with respect to such Optionee, by the definition of “Cause” used in such employment, severance or similar agreement.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Code Section 409A” shall mean Section 409A of the Code and the regulations and guidance promulgated thereunder, as may be amended or revised from time to time.

“Committee” shall mean the Compensation Committee of the Board or, if no Committee has been appointed, the Board (acting by a majority).

“Common Stock” shall mean the shares of common stock, par value $0.001 per share, of the Company.

“Disability” shall mean a physical or mental disability to the extent that an employee cannot perform his or her duties as an employee (in his or her then-current position) of the Company or any subsidiary of the Company for a period of 90 consecutive days. In the event that an Optionee is party to an employment, severance or similar agreement with the Company or any of its Affiliates and such agreement contains a definition of “Disability,” the definition of “Disability” set forth above shall be deemed replaced and superseded, with respect to such Optionee, by the definition of “Disability” used in such employment, severance or similar agreement.

“Eligible Participant” shall mean any Employee and Key Non-Employee.

“Employee” shall mean any employee (including any officer) of the Company or any subsidiary or Affiliate thereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” of a share of Common Stock on any date shall mean, (i) if the Common Stock is listed on a national stock exchange, the officially quoted closing price on such stock exchange, (ii) if the Common Stock is listed on the NASDAQ National Market, the officially quoted closing price on NASDAQ, (iii) if the Common Stock is listed on NASDAQ but not on the National Market, the average of the closing bid and asked prices reported by NASDAQ, in each case on the date as of which the value is to be determined (or if such date is not a trading day, as of the preceding trading day), or (iv) if the Common Stock is not listed on either a national stock exchange or NASDAQ, the fair market value as determined by the Board in its sole discretion and in good faith. Notwithstanding the foregoing, the Fair Market Value of a share of Common Stock shall at all times be determined in a manner intended to be consistent with Code Section 409A.

“Incentive Stock Option” shall mean an Option intended to meet the requirements of Section 422 of the Code.

“IPO” shall mean any issuance or sale of Shares in a public offering pursuant to an effective registration statement filed by the Company pursuant to the Securities Act, at the conclusion of which net proceeds to the Company from such public offering and previous public offerings are equal to or exceed $100,000,000 and at the time of which offering such Shares are or become listed on a national securities exchange or quoted in an over-the-counter market.

“Key Non-Employee” shall mean a non-employee director, consultant, or independent contractor of the Company or of an Affiliate who is designated by the Board or the Committee as being eligible to be granted one or more Options under the Plan. For purposes of this Plan, a non-employee director shall be deemed to include the employer or other designee of such non-employee director, if the non-employee director is required, as a condition of his or her employment, to provide that any Option granted hereunder be made to the employer or other designee.

“Nonqualified Stock Option” shall mean any Option which is not an Incentive Stock Option.

“Option” shall have the meaning set forth in Section 3 hereof.

“Option Agreement” shall mean an agreement to be entered into between the Company and an Optionee, which Agreement shall set forth the terms and conditions of the Options granted to such Optionee, including a Nonqualified Stock Option Agreement.

“Optionee” shall mean an Eligible Participant to whom an Option has been granted.

“Person” shall mean any individual, limited liability company, partnership, corporation, group, trust or other legal entity.

“Plan” shall mean this Stock Option Plan of the Company.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Share” shall mean a share of the Company’s Common Stock.

“Stockholders’ Agreement” shall mean the Company’s Stockholders’ Agreement, among the Company, ASP HHI Investco LP, and the other parties thereto, dated as of October 5, 2012, as it may be amended, supplemented, restated or otherwise modified from time to time.

“Ten Percent Shareholder” shall mean any Optionee who owns Shares possessing more than 10% of the total combined voting power of the Company or any parent or subsidiary corporation within the meaning of Section 424 of the Code.

“Transaction” shall mean (i) the sale of all, or substantially all, of the Company’s consolidated assets, including, without limitation, a sale of all or substantially all of the assets of the Company or any of its subsidiaries whose assets constitute all or substantially all of the Company’s consolidated assets (or the sale of a majority of the outstanding shares of voting capital stock of any subsidiary or subsidiaries whose consolidated assets so constitute), in any single transaction or series of related transactions; (ii) the sale of Shares by the AS Persons, which results in the AS Persons and their Affiliates not having the power to elect or appoint a majority of the members of the Board; or (iii) any merger or consolidation of the Company with or into another corporation or entity unless, after giving effect to such merger or consolidation, the holders of the Company’s voting securities (on a fully-diluted basis immediately prior to the merger or consolidation), own voting securities (on a fully-diluted basis) of the surviving or resulting corporation or entity representing a majority of the outstanding voting power to elect directors of the surviving or resulting corporation or entity in the same proportions that they held their shares prior to such merger.

3.	Participation.

Any Eligible Participant who is granted an option (an “Option”) to purchase Shares hereunder shall be a participant in the Plan.

4.	Terms of Options.

4.1	Terms of Options.

(a) Type of Option. The Committee shall have the right to grant either or both of Incentive Stock Options and Nonqualified Stock Options, provided, however, that (i) no Eligible Participant will be granted Incentive Stock Options which, when first exercisable during any calendar year (combined with all other incentive stock option plans of the Company) will permit such Eligible Participant to purchase Shares that have an aggregate Fair Market Value of more than $100,000 (determined as of the date the Option is granted); any Option granted in excess of such amount shall automatically be deemed to be a Nonqualified Stock Option; and (ii) Key Non-Employees may only be granted Nonqualified Stock Options.

(b) Exercise Price. The exercise price for the Shares subject to an Option, or the manner in which such exercise price is to be determined, shall be determined by the Committee and as set forth in an Option Agreement, provided that the exercise price per Share of any Option shall be no less than Fair Market Value of a Share on the date of grant, unless otherwise agreed to by the Committee and in compliance with Code Section 409A, and provided further that the exercise price per Share of any Incentive Stock Option granted to a Ten Percent Shareholder shall be no less than 110% of the Fair Market Value of a Share on such grant date.

(c) Term. Options shall be for such term as the Committee shall determine, provided that no Option that is an Incentive Stock Option shall be exercisable after the expiration of ten years from the date it is granted, and further provided that any Incentive Stock Option granted to a Ten Percent Shareholder shall have a term of no more than five years from the date of grant.

(d) Vesting. Options shall be exercisable in such installments (which need not be equal) and at such times as the Committee may determine in its sole discretion, and, as set forth in an Option Agreement. The vesting schedule may become exercisable over a period of years or become exercisable only if performance or other goals set by the Board are attained for Options, or may be a combination of both. To the extent not exercised, installments shall accumulate and may be exercised, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. The Committee may accelerate the exercisability of an Option at any time, provided that the Committee may condition such acceleration of exercisability upon the Company’s attainment of goals set forth in an Option Agreement.

(e) Exercise of Option After Termination of Employment or Service. Subject to the terms of any written employment agreement or as reflected in an Option Agreement, an Option granted under the Plan may be exercised by an Optionee only while he is an Employee or a Key Non-Employee, provided that any Options that are exercisable preceding an Optionee’s (i) termination of employment as an Employee for any reason other than Cause or (ii) termination of service as a Key Non-Employee for any reason other than Cause, may remain exercisable for any period set by the Committee in the Option Agreement, and, further provided that if an Optionee dies while an Employee or a Key Non-Employee, or if his employment terminates as an Employee or his service terminates as a Key Non-Employee because of a Disability, the Optionee (or his beneficiary or personal representative, as applicable) may exercise the Option for the shorter of (x) six (6) months after such death or Disability and (y) the remaining term of the Option Agreement.

4.2	Nontransferability.

Unless otherwise permitted by the Code, by Rule 16b-3 of the Exchange Act and by the exception set forth under Section 12(g) of the Exchange Act (Release No. 34-56887), if applicable, and approved in advance by the Committee, no Option granted hereunder shall be transferable by an Optionee otherwise than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of such Optionee only by the Optionee or his guardian or legal representative; provided, however that an Optionee may designate a beneficiary to exercise his Option or other rights under the Plan after his death and, in the discretion of the Committee, Options may be transferable pursuant to a Qualified Domestic Relations Order (“QDRO”), as determined by the Committee or its designee. Except as otherwise permitted herein, such Options shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attainment or similar process.

4.3	Method of Exercise.

An Option shall be exercised by delivery of a written notice (in person or by first class mail to the Secretary of the Company at the Company’s principal executive office) which specifies the number of Shares to be purchased, specifies the date the Shares will be purchased, and is otherwise in accordance with the Option Agreement pursuant to which the Option was granted. The purchase price for any Shares purchased pursuant to the exercise of an Option shall be paid in full upon such exercise (a) in cash, by check or, at the discretion of the Board, upon such other terms and conditions as the Board shall approve, (b) by transferring previously owned Shares to the Company, (c) by having Shares withheld or (d) following an IPO or in the sole discretion of the Committee, pursuant to a “cashless exercise” procedure (provided, with respect to any exercise under (b), (c) or (d), that the Committee expressly approves such form of exercise in advance). Any Shares transferred to the Company as payment of the exercise price under an Option shall be valued at their Fair Market Value on the exercise date. If requested by the Committee, an Optionee shall deliver the Option Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Option Agreement to the Optionee. Not less than one hundred (100) Shares may be purchased at any time upon the exercise of an Option unless the number of Shares so purchased constitutes the total number of Shares then purchasable under an Optionee’s Option or the Committee determines otherwise, in its sole discretion. No Shares shall be issued until the Optionee who has exercised an Option executes the Stockholders’ Agreement.

5.	Administration.

5.1	Composition of the Committee.

The Plan shall be administered by the Committee, which shall consist of at least two members of the Board appointed by and serving at the pleasure of the Board; provided that if for any reason the Committee shall not have been appointed by the Board, all authority and duties of the Committee under the Plan shall be vested in and exercised by the Board. If the Company becomes a “publicly held corporation” (as defined under Section 162(m) of the Code), each Committee member must qualify as an “outside director” as such term is used in Section 162(m) of the Code, unless the Board determines otherwise, in its sole discretion. Appointment of Committee members shall be effective upon such member’s acceptance of appointment. Committee members may resign at any time by providing thirty (30) days’ advance written notice to the Board and may be removed by the Board at any time for any reason. Vacancies in the Committee shall be filled by the Board.

5.2	Duties and Powers of Committee.

Subject to the provisions hereof, the Committee shall have the sole and complete authority to determine which Eligible Participants shall be granted Options, the number of Shares to be covered by each Option, the exercise price therefor and the terms and conditions applicable to the exercise of the Option.

It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its terms and provisions. The Committee shall have the power to interpret the Plan and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be binding upon all persons, including, but not limited to, the Company, stockholders, all subsidiaries, Employees, Key Non-Employees, Optionees and beneficiaries.

5.3	Committee Actions.

The Committee shall act by a majority of its members in office in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all of the members of the Committee.

5.4	Compensation; Professional Assistance.

Members of the Committee shall receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities incurred by members of the Committee in connection with the administration of the Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, or other persons. The Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons.

5.5	Delegation of Authority.

The Committee may, in its sole and absolute discretion, delegate to any proper officer of the Company, or more than one of them, any or all of the administrative duties of the Committee under this Plan.

5.6	No Liability.

No member of the Board or the Committee, or director, officer or other Employee of the Company shall be liable, responsible or accountable in damages or otherwise for any determination made or other action taken or any failure to act by such person with respect to the Plan so long as such person is not determined to be guilty by a final adjudication of gross negligence or willful misconduct with respect to such determination, action or failure to act.

5.7	Indemnification.

To the fullest extent permitted by law, each member of the Board and the Committee and each director or officer of the Company shall be held harmless and be indemnified by the Company for any liability, loss (including amounts paid in settlement), damages or expenses (including reasonable attorneys’ fees) suffered by virtue of any determinations, acts or failures to act, or alleged acts or failures to act, in connection with the administration of the Plan so long as such person is not determined by a final adjudication to be guilty of willful misconduct with respect to such determination, action or failure to act.

6.	Shares Subject to the Plan.

6.1	Shares Subject to the Plan.

The maximum number of Shares that may be issued upon the exercise of Options granted under the Plan is 250,000, subject to adjustment provided in Section 6.2 hereof. If the Company becomes a “publicly held corporation”, as such term is defined under Section 162(m) of the Code, the aggregate number of Shares as to which Options may be granted in any one calendar year to any one Optionee shall not exceed 120,000. The maximum number of Shares available for granting Incentive Stock Options under the Plan shall be equal to the maximum number of Shares issued under the Plan, subject to adjustments provided in Section 6.2 hereof and subject to the provisions of Sections 422 and 424 of the Code or any successor provisions. The Company shall make available for issuance such number of Shares for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company’s treasury, or partly out of each. In the event that an Option expires or is terminated, unexercised, canceled or forfeited for any reason under the Plan, as to any Shares covered thereby, without the delivery of Shares, such Shares shall thereafter be again available for award pursuant to the Plan.

6.2	Effect of Changes in Company’s Shares.

In the event that the Committee determines that any stock dividend, stock split, reverse stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Shares at a price substantially below fair market value, or other similar corporate event affects the Shares such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, the Board shall, in its sole discretion, and in such manner as the Board may deem equitable, adjust the number of Shares that may be issued under the Plan and any or all of (a) the number and kind of Shares subject to outstanding Options, and (b) the exercise price with respect to any outstanding Option and/or, if deemed appropriate, make provision for a cash payment to an Optionee, provided, however, that the number of Shares subject to any Option shall always be a whole number; and further provided, however, that any adjustment pursuant to this Section 6.2 shall comply with Code Section 409A to the extent applicable.

6.3	Effect of a Transaction.

In the event of a Transaction, the Company may, in its sole discretion and without the consent of the Participants, provide for one or more of the following: (i) the assumption of the Plan and the outstanding Options by the surviving entity or its parent; (ii) the substitution by the surviving entity or its parent of options with substantially the same terms for such outstanding Options; (iii) each Optionee be required to exercise all or any of the then outstanding Options held by such Optionee as of the closing of such Transaction or within such other period of time as prescribed by the Committee, to the extent that such Options are then exercisable in accordance with the terms of the Option Agreement pursuant to which such Options were granted, and to the extent not so exercised (or not so exercisable as the case may be), all such Options shall be automatically forfeited and terminate as of the date of such Transaction or such other prescribed period of time; and (iv) settlement of the intrinsic value of the outstanding vested Options in cash or cash equivalents or equity followed by the cancellation of all such Options (whether or not then vested or exercisable).

7.	Miscellaneous.

7.1	Effective Date; Term of Plan.

The Plan shall be effective as of December 6, 2012 (the “Effective Date”). Subject to the earlier termination pursuant to Section 7.2, the Plan shall continue in effect for ten years.

7.2	Amendment, Suspension or Termination of the Plan.

The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board. Neither the amendment, suspension nor termination of the Plan shall, without the consent of an Optionee, alter or impair any rights or obligations under any Option theretofore granted. No Options may be granted during any period of suspension nor after termination of the Plan, and in no event may any Options be granted under the Plan after the tenth anniversary of the Effective Date.

7.3	Amendment of Option.

The Committee may amend, modify or terminate any outstanding Option with the Optionee’s consent at any time prior to payment or exercise in any manner not inconsistent with the terms of the Plan, including without limitation, (a) to change the date or dates as of which an Option becomes exercisable, or (b) to cancel and reissue an Option under such different terms and conditions as it determines appropriate.

7.4	No Rights as Stockholder.

No Optionee shall be deemed to be or to have the rights and privileges of an owner of Shares unless and until certificates representing such Shares have been issued to such Optionee.

7.5	Effect of Plan Upon Other Compensation and Incentive Plans.

The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Affiliate. Nothing in the Plan shall be construed to limit the right of the Company or any Affiliate to establish any other forms of incentives or compensation for Employees or Key Non-Employees.

7.6	Regulations and Other Approvals.

(a) The obligation of the Company to sell or deliver Shares with respect to Options shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(b) The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority.

(c) Each Option is subject to the requirement that, if at any time the Committee determines, in its sole discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or the issuance of Shares, no Options shall be granted or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

(d) In the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to represent to the Company in writing that the Shares acquired by such individual are acquired for investment only and not with a view to distribution. The certificate for any Shares acquired pursuant to the Plan shall include any legend that the Committee deems appropriate to reflect any restrictions on transfer.

7.7	Governing Law.

The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to the choice of law principles thereof.

7.8	Withholding of Taxes.

As a condition to the exercise of an Option and the continued holding of Shares received upon exercise of an Option, the Optionee shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, or local taxes of any kind required by law or the Company to be withheld with respect to such amount. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company and its subsidiaries shall, to the extent permitted by law and exempt from Code Section 409A, have the right to deduct any such taxes from any payment of any kind otherwise due to the Optionee. In its discretion, the Committee may permit an Optionee to satisfy withholding obligations by delivering previously owned Shares or by electing to have Shares withheld.

7.9	No Right to Continued Employment or Service.

Nothing in the Plan or in any award agreement shall confer upon any Employee or Key Non-Employee any right to continue in the employ or service of the Company or any subsidiary or shall interfere with or restrict in any way the rights of the Company and its subsidiaries, which are hereby expressly reserved, to remove, terminate or discharge, as applicable, any Employee or Key Non-Employee at any time for any reason whatsoever, with or without Cause.

7.10	Titles; Construction.

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan. The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, when the context so indicates.

7.11	Savings Clause.

This Plan is intended to comply in all respects with applicable law and regulations, including, (i) with respect to those Optionees who are officers or directors for purposes of Section 16 of the Exchange Act, Rule 16b-3 of the Securities and Exchange Commission, if applicable, (ii) Section 402 of the Sarbanes-Oxley Act, (iii) Code Section 409A (unless otherwise exempt from the application of 409A), and (iv) with respect to executive officers, Code Section 162(m). In case any one or more provisions of this Plan shall be held invalid, illegal, or unenforceable in any respect under applicable law and regulation (including Rule 16b-3 and Code Section 162(m) and Code Section 409A), the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal, or unenforceable provision shall be deemed null and void; however, to the extent permitted by law, any provision that could be deemed null and void shall first be construed, interpreted, or revised retroactively to permit this Plan to be construed in compliance with all applicable law (including Rule 16b-3 and Code Section 162(m) and Code Section 409A) so as to foster the intent of this Plan. Notwithstanding anything herein to the contrary, with respect to Optionees who are officers and directors for purposes of Section 16 of the Exchange Act, no grant of an Option to purchase Shares shall permit unrestricted ownership of Shares by the Optionee for at least six (6) months from the date of the grant of such Option, unless the Board determines that the grant of such Option to purchase Shares otherwise satisfies the then current Rule 16b-3 requirements.

7.12	Required Financial and Other Information.

To the extent the Committee determines that there are five hundred (500) or more Optionees in this Plan and all similar plans, and that it desires to comply with the exemption set forth under Section 12(g) of the Exchange Act (Release No. 34-56887), the Committee shall provide each participant every six (6) months with the risk and financial information so required thereunder, and in the manner so required, in order to comply with such exemption.

7.13	Foreign Jurisdictions.

The Committee may grant Options to Eligible Participants who are subject to the tax laws of nations other than the United States, which Options may have terms and conditions as determined by the Committee that are necessary to comply with applicable foreign laws. The Committee may take any action which it deems advisable to obtain approval of the issuance of such Options and the Shares acquired upon exercise of the Options by the appropriate foreign governmental entity; provided, however, that no such Options may be granted pursuant to this Section 7.13 and no action may be taken which would result in a violation of applicable law, including the securities laws of the United States and of any State. The Committee may establish sub-plans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

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